As filed with the Securities and Exchange Commission on June 20, 1997.

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                         AUTOMATIC DATA PROCESSING, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              22-1467904
              (STATE OR OTHER                        (I.R.S. EMPLOYER
       JURISDICTION OF INCORPORATION)              IDENTIFICATION NO.)

                                ONE ADP BOULEVARD
                           ROSELAND, NEW JERSEY 07068
                              PHONE: (201) 994-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                -----------------

                              JAMES B. BENSON, ESQ.
                  CORPORATE VICE PRESIDENT AND GENERAL COUNSEL
                                ONE ADP BOULEVARD
                           ROSELAND, NEW JERSEY 07068
                                 (201) 994-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                            RICHARD S. BORISOFF, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 373-3000
                                -----------------


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effective date of this Registration Statement as determined by the Selling Stockholders.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

                         CALCULATION OF REGISTRATION FEE

================================================ =========================== =======================
                TITLE OF                         PROPOSED MAXIMUM AGGREGATE  AMOUNT OF REGISTRATION
        SHARES TO BE REGISTERED                        OFFERING PRICE                  FEE
------------------------------------------------ --------------------------- -----------------------
Common Stock, $.10 par value per share..........        $4,500,000.00               $1,363.64
================================================ =========================== =======================

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 20, 1997

PROSPECTUS
                         AUTOMATIC DATA PROCESSING, INC.

                                 54,825 SHARES*

                                  COMMON STOCK

                                -----------------


   This Prospectus relates to 54,825 issued and outstanding shares (the "Shares") of common stock, $.10 par value ("Common Stock"), of Automatic Data Processing, Inc. (the "Company") and up to $2 million of additional shares of Common Stock (the "Earn Out Shares") which may be issued pursuant to a 4-year earn-out arrangement (the "Earn Out Arrangement") between the Company and William Russo, a stockholder of the Company (the "Selling Stockholder"). The Shares and the Earn Out Shares may be offered by the Selling Stockholder from time to time or at one time in transactions on the New York Stock Exchange, the Chicago Stock Exchange and/or the Pacific Stock Exchange, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares and the Earn Out Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares and the Earn Out Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary compensation). See "The Selling Stockholder" and "Plan of Distribution."

   The Selling Stockholder received the Shares from the Company and the rights to the Earn Out Shares on May 21, 1997 in connection with an agreement dated as of May 21, 1997, whereby the Company acquired all of the stock of Car Ink, Inc., a Florida corporation owned by the Selling Stockholder. See "The Selling Stockholder." The Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

   The shares of Common Stock of the Company are traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. On June __________, the last sales price for the shares of common stock as reported on the New York Stock Exchange was $________ per share.

* PLUS UP TO $2 MILLION OF EARN OUT SHARES WHICH MAY BE ISSUED TO THE SELLING SHAREHOLDER PURSUANT TO THE EARN OUT ARRANGEMENT.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
  ---------------------------------------------------------------------------


                  The date of this Prospectus is ______, 1997.

                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is "http://www.sec.gov". The Company's Common Stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange, and such reports, proxy statements and other information concerning the Company can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the office of the Chicago Stock Exchange, 120 South LaSalle Street, Chicago, Illinois 60603, and the offices of the Pacific Stock Exchange, 618 South Spring Street, Los Angeles, California 90014 and 310 Pine Street, San Francisco, California 94104.

   The Company has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act, with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents which have been filed by the Company with the Commission, as noted below, are incorporated by reference into this Prospectus:
(a) Quarterly Reports on Form 10-Q for the quarters ended on March 31, 1997, December 31, 1996 and September 30, 1996, (b) Annual Report on Form 10-K for the fiscal year ended June 30, 1996, and (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act filed with the Commission on January 21, 1992, including all amendments and reports filed for the purpose of updating such description.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares as well as the Earn Out Shares, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information).

                                THE COMPANY

   Automatic Data Processing, Inc., incorporated in Delaware in 1961, and its subsidiaries are engaged in the computing services business. The Company's principal executive offices are located at One ADP Boulevard, Roseland, New Jersey 07068 (telephone (201) 994-5000). As used in this Prospectus, the term the "Company" means Automatic Data Processing, Inc. and its consolidated subsidiaries, unless the context otherwise requires.


                               USE OF PROCEEDS

   The Company will not receive any of the proceeds from the sale of the Shares and the Earn Out Shares by the Selling Stockholder.


                           THE SELLING STOCKHOLDER

   The Selling Stockholder received the Shares and the rights to the Earn Out Shares from the Company on May 21, 1997 in connection with an agreement dated as of May 21, 1997 (the "Agreement"), whereby the Company acquired all of the stock of Car Ink, Inc., a Florida corporation owned by the Selling Stockholder (the "Stock Purchase"). Pursuant to the Agreement, if Car Ink, Inc. achieves certain financial performance levels over the period beginning May 21, 1997 and ending June 30, 2001, up to $2 million of Earn Out Shares may be issued to the Selling Stockholder. The actual number of shares to be issued to the Selling Stockholder cannot be determined at this time, as it will be calculated on the basis of the market price of the Common Stock at the time of each issuance (if any) of Earn Out Shares. Currently, William Russo is the General Manager of Car Ink, Inc. which is a wholly-owned subsidiary of the Company.

   The following table sets forth with respect to the Selling Stockholder (i) the number of Shares beneficially owned as of June 9, 1997 and prior to the offering contemplated hereby (approximately 10% of the Shares owned by the Selling Stockholder are held in escrow pursuant to the agreement under which the acquisition of Car Ink, Inc. was consummated), (ii) the maximum number of Shares which may be sold in the offering and (iii) the number of Shares which will be beneficially owned after the offering, assuming the sale of all the Shares set forth in (ii) above. The table excludes any Earn Out Shares which may be issued. The Earn-Out Shares are also covered by this Prospectus.


                         Beneficial Ownership               Beneficial Ownership
                          Prior to Offering                    After Offering
                        --------------------- Shares To Be  --------------------
Selling Stockholder     Shares     Percentage     Sold      Shares    Percentage
-------------------     ------     ----------     ----      ------    ----------
William Russo             54,825     *           54,825        0          0

----------------------
*  Less than 1%.



                            PLAN OF DISTRIBUTION

   The sale of the Shares and the Earn Out Shares by the Selling Stockholder may be effected from time to time or at one time in transactions on the New York Stock Exchange, the Chicago Stock Exchange and/or the Pacific Stock Exchange, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at fixed prices, related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares and the Earn Out Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares and the Earn Out Shares for whom such broker-dealers might act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

   The Selling Stockholder and any broker-dealers who act in connection with the sale of the Shares or Earn Out Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


                                   EXPERTS

   The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                LEGAL OPINION

   The validity of the authorization and issuance of the securities offered hereby is being passed upon for the Company by James B. Benson, Esq., Corporate Vice President and General Counsel of the Company. As of the date hereof, Mr. Benson beneficially owns 31,877 shares of the Company's common stock.

================================================================================

   No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or .solicitation Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.



                                -----------------




                                TABLE OF CONTENTS

                                                                         PAGE
Available Information...................................................   3
Incorporation of Certain Documents by
   Reference............................................................   3
The Company.............................................................   4
Use of Proceeds.........................................................   4
The Selling Stockholder.................................................   4
Plan of Distribution....................................................   4
Experts.................................................................   5
Legal Opinion...........................................................   5




================================================================================


                                 54,825 SHARES*



                                 AUTOMATIC DATA
                                PROCESSING, INC.




                                  Common Stock



                               -------------------

                               P R O S P E C T U S

                               -------------------







                                 ______ __, 1997

* PLUS UP TO $2 MILLION OF EARN OUT SHARES WHICH MAY BE ISSUED TO THE SELLING STOCKHOLDER PURSUANT TO THE EARN OUT ARRANGEMENT.


================================================================================

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


   Registration fee to the Securities
   and Exchange Commission..........................$  1,363.64
   Accounting fees and expenses.....................$  2,000.00
   Legal fees and expenses..........................$  4,000.00
   Miscellaneous expenses...........................$    136.36
                                                    -----------
      Total.........................................$  7,500.00

   The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All expenses of the offering, other than selling discounts, commissions and legal fees and expenses incurred separately by the Selling Stockholder, will be paid by the Company.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Provision for indemnification of directors and officers is made in Section 145 of the Delaware General Corporation Law.

   Article Fifth, Sections 3 and 4 of the Company's Amended Restated Certificate of Incorporation provide as follows:

      "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

      "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

   Finally, Article 6, Section 1 of the Company's By-laws provides as follows:

      "Nature of Indemnity: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she
   (x) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of any such employee or agent, in a manner he or she reasonably believed to be not in violation of any policies or directives of the Corporation, and (y) with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The indemnification under this Section 1 shall apply to all directors or officers of the Corporation who sit on the boards of directors of non-profit corporations in keeping with the Corporation's philosophy."

      "The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

      As permitted by Section 145 of the General Corporation Law of the State of Delaware and the Company's Certificate and By-Laws, the Company also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.


ITEM 16. EXHIBITS.

   A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.


ITEM 17. UNDERTAKINGS.

   (a) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (b)The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 20th day of June, 1997.

                                     AUTOMATIC DATA PROCESSING, INC.
                                             (Registrant)



                                     By     /s/ Arthur F. Weinbach
                                        ----------------------------------------
                                           Arthur F. Weinbach
                                           President and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                   Title                             Date
    ---------                   -----                             ----


/s/   Arthur F. Weinbach    President and Chief              June 20, 1997
---------------------------
    (Arthur F. Weinbach)    Executive Officer
                            (Principal Executive Officer)


/s/   Richard J. Haviland   Vice President, Finance          June 20, 1997
---------------------------
    (Richard J. Haviland)   (Principal Financial and
                            Accounting Officer)


/s/   Josh S. Weston        Chairman of the Board            June 20, 1997
---------------------------
     (Josh S. Weston)


/s/   Gary C. Butler        Director                         June 20, 1997
---------------------------
     (Gary C. Butler)


                            Director                         _________ ___, 1997
---------------------------
     (Joseph A. Califano, Jr.)


/s/   Leon G. Cooperman     Director                         June 20, 1997
---------------------------
    (Leon G. Cooperman)


/s/   George H. Heilmeier   Director                         June 20, 1997
---------------------------
    (George H. Heilmeier)

    Signature                   Title                             Date
    ---------                   -----                             ----

/s/ Ann Dibble Jordan       Director                         June 18, 1997
---------------------------
   (Ann Dibble Jordan)


                            Director                         _________ ___, 1997
---------------------------
    (Harvey M. Krueger)


                            Director                         _________ ___, 1997
---------------------------
    (Charles P. Lazarus)


/s/ Frederic V. Malek       Director                         June 20, 1997
---------------------------
    (Frederic V. Malek)


                            Director                         _________ ___, 1997
---------------------------
    (Henry Taub)


/s/   Laurence A. Tisch     Director                         June 20, 1997
---------------------------
    (Laurence A. Tisch)

                               EXHIBIT INDEX


                                                                                 SEQUENTIALLY
  EXHIBIT                                                                          NUMBERED
   NUMBER                           EXHIBIT                                          PAGE
  -------                           -------                                      ------------
    4.1      Amended and Restated Certificate of Incorporation of the Registrant      --
             (incorporated by reference to Exhibit (3)-#1 to Registrant's Annual
             Report on Form 10-K for the fiscal year ended June 30, 1996)

    4.2      By-laws of the Registrant, as amended (incorporated by reference to      --
             Exhibit (3)-#2 to Registrant's Annual Report on Form 10-K for the
             fiscal year ended June 30, 1991)

    4.3      Form of the Registrant's Common Stock Certificate (incorporated by       --
             reference to Exhibit 4.4 to Registrant's Registration Statement on
             Form S-3 filed with the Commission on January 21, 1992)

    5.1      Opinion of James B. Benson, Esq. as to the legality of the securities   II-7
             being registered hereby

    23.1     Consent of James B. Benson, Esq. (included in Exhibit 5.1)               --

    23.2     Consent of Deloitte & Touche LLP                                        II-8








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